Exhibit 32.1 / 32.2

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Thomas H. Hanna, Jr., Principal Executive Officer and Principal Financial Officer of Eastern Resources, Inc. (the “Company”), certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report on Form 10-Q of the Company for the fiscal quarter ended September 30, 2008 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in the Quarterly Report fairly presents in all material respects the financial condition and results of operations of the Company.

Date: November 14, 2008	/s/ Thomas H. Hanna, Jr.
Thomas H. Hanna, Jr., Principal Executive and Financial Officer